Exhibit 99.1

SouthWest Water Company Completes Amendment with Banking Syndicate

LOS ANGELES--(BUSINESS WIRE)--June 18, 2009--SouthWest Water Company (NASDAQ:SWWC), a leading provider of water, wastewater and public works services, today announced that it has completed an amendment to its credit facility with its banking syndicate.

The amendment cures existing events of default and grants the company until July 1, 2009 to file its annual report on Form 10-K for the year ended December 31, 2008 and until August 3, 2009 to file its quarterly reports on Form 10-Q for quarters ended September 30, 2008 and March 31, 2009.

About SouthWest Water Company

SouthWest Water Company provides a broad range of operations, maintenance and management services, including water production, treatment and distribution; wastewater collection and treatment; customer service; and utility infrastructure construction management. The company owns regulated public utilities and also serves cities, utility districts and private companies under contract. More than a million people in 9 states depend on SouthWest Water for high-quality, reliable service. Additional information may be found on the company’s website: www.swwc.com.

CONTACT:
For Further Information:
SouthWest Water Company
DeLise Keim, VP Communications
213-929-1846
www.swwc.com